Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of June 11, 2013, to that certain Amended and Restated Credit Agreement, dated as of March 28, 2013 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) among GRIFFON CORPORATION, a Delaware corporation (the “Borrower”) the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), DEUTSCHE BANK SECURITIES INC., as syndication agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, HSBC BANK USA, N.A, and RBS CITIZENS, N.A., as co-documentation agents, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, pursuant to Section 10.02 of the Credit Agreement, the Credit Agreement may be amended by a written document entered into by the Administrative Agent, with the consent of the Required Lenders;

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein; and

WHEREAS, the Required Lenders are willing to agree to this Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendment to Credit Agreement.

2.1 Amendments to Section 7.07 (Restricted Payments). Clause (h) of Section 7.07 of the Credit Agreement is hereby amended by deleting the phrase “within 90 days of the Restatement Effective Date,” and replacing it with “on or prior to December 31, 2013”.

Section 3. Conditions. This Agreement shall become effective on the date (the “Amendment Effective Date”) on which all of the following conditions precedent have been satisfied or waived:

(a)      the Administrative Agent shall have received this Agreement, duly executed and delivered by a duly authorized officer of each of (A) the Borrower, (B) the Administrative Agent and (C) the Required Lenders;

(b)      the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document;

(c)      the representations and warranties of the Borrower set forth in the Credit Agreement, and of each Loan Party in each of the Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the Amendment Effective Date; provided that any representation and warranty that expressly relates to a given date shall be true and correct in all material respects as of such given date; and

(d)      no Default shall have occurred and be continuing.

Section 4. Representations and Warranties. The Borrower hereby represents and warrants that (a) each of the representations and warranties of the Borrower set forth in the Credit Agreement, and of each Loan Party in each of the Loan Documents to which it is a party, are true and correct in all material respects as if made on and as of the Amendment Effective Date (or to the extent that any representation and warranty expressly relates to a given date, as of such given date); provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Agreement and (b) at the time of and immediately after giving effect to this Agreement, no Default has occurred and is continuing.

Section 5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

Section 6. Effect of This Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

Section 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 8. Miscellaneous. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement. The Borrower shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GRIFFON CORPORATION
By:	/s/ Thomas D. Gibbons
	Name:	Thomas D. Gibbons
	Title:	Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender
By:	/s/ Alicia Schreibstein
Name: Alicia Schreibstein Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By:	/s/ Michael Getz
Name: Michael Getz Title: Vice President
By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington Title: Director

WELLS FARGO BANK, N.A., as a Lender
By:	/s/ David Lewing
Name: David Lewing Title: Sr. Vice President

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HSBC Bank USA, N.A., as a Lender
By:	/s/ Aidan R. Spoto
Name: Aidan R. Spoto Title: VP, Relationship Manager

RBS CITIZENS, N.A., as a Lender
By:	/s/ Colin Monaghan
Name: Colin Monaghan Title: Vice President

Bank of America, N.A., as a Lender
By:	/s/ Steven J. Melicharek
Name: Steven J. Melicharek Title: Senior Vice President

Manufacturers and Traders Trust Company, as a Lender
By:	/s/ William Terraglio
Name: William Terraglio Title: Vice President

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